Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Long Term Incentive Plan of Codere Online Luxembourg, S.A. of our report dated April 29, 2022, with respect to the Consolidated and Combined Carve-out financial statements of Codere Online Luxembourg, S.A. (formerly denominated Codere Online Business) included in its Annual Report (Form 20-F No. 001-41107) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, S.L.

Madrid, Spain

May 12, 2022